                                CR TECHNOLOGY, INC.
                               1983 STOCK OPTION PLAN

1.     PURPOSE

       The Plan is intended to provide incentive to key employees and directors of the Corporation and its Subsidiaries and to key consultants, to encourage proprietary interest in the Corporation, to encourage such key employees to remain in the employ of the corporation and its Subsidiaries and to attract new employees with outstanding qualifications.


2.     DEFINITIONS

       (a)    "BOARD" shall mean the Board of Directors of the Corporation.

       (b)    "CODE" shall mean the Internal Revenue Code of 1954, as amended.

       (c) "COMMITTEE" shall mean the committee appointed by the Board in accordance with Section 4 of the Plan.

       (d) "COMMON STOCK" shall mean the no par value Common Stock of the Corporation.

       (e) "CORPORATION" shall mean CR Technology, Inc., a California corporation.

       (f) "DISABILITY" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

       (g) "EMPLOYEE" shall mean an individual who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Corporation or a Subsidiary.

       (h) "EXERCISE PRICE" shall mean the price per Share of Common Stock, determined by the Committee, at which an Option may be exercised.

       (i) "FAIR MARKET VALUE" shall mean the value of one (1) Share of Common Stock, determined as follows:

              (i) If the Shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;

              (ii) If the Shares are traded over-the-counter on the NASDAQ System, the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

              (iii) If neither (1) nor (2) applies, the fair market value as determined by the Committee by taking into account (i) the price at which securities of reasonably comparable corporations are being traded, subject to appropriate adjustments for the dissimilarities between such corporations and the Corporation, and (ii) the earnings, history, book value and prospects of the Corporation in light of market conditions generally. Such determination shall be conclusive and binding on all persons.

       (j) "INCENTIVE STOCK OPTION" shall mean an option described in Section 422A(b) of the Code.

       (k)    "NON-STATUTORY STOCK OPTION" shall mean an option not described in
              Section 422(b), 422A(b), 423(b) or 424(b) of the Code.

       (l)    "OPTION" shall mean any stock option granted pursuant to the Plan.

       (m)    "OPTIONEE" shall mean an Employee who has received an Option.

       (n) "PLAN" shall mean this CR Technology, Inc. Stock Option Plan, as it may be amended from time to time.

       (o) "PURCHASE PRICE" shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

       (p) "RETIREMENT" shall mean the voluntary termination of employment by an Employee upon the attainment of age sixty-five (65) and the completion of not less than twenty (20) years of service with the Corporation or a Subsidiary.

       (q) "SHARE" shall mean one (1) share of Common Stock, adjusted in accordance with Section 11 of the Plan (if applicable).

       (r) "SUBSIDIARY" shall mean any corporation at least fifty percent (50%) of the total combined voting power of which is owned by the Corporation or by another Subsidiary.

3.     EFFECTIVE DATE

       The Plan was adopted by the Board effective December 14, 1983, subject to the approval of the Corporation's stockholders pursuant to Section 16 hereof.


4.     ADMINISTRATION

       The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three (3) members of the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Board shall appoint one of the members of the Committee as Chairman. The Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.


       The Committee shall from time to time at its discretion select the Employees, directors and consultants who are to be granted Options, determine the number of Shares to be optioned to each Optionee and designate such Options as Incentive Stock Options or Non-statutory Stock Options, except that no Incentive Stock Option may be granted to a non-Employee director or a non-Employee consultant. A Committee member shall in no event participate in any determination relating to Options held by or to be granted to such Committee member. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted thereunder shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

5.     PARTICIPATION

       (a)    ELIGIBILITY

              The Optionees shall be such persons as the Committee may select from among the following classes of persons, subject to the terms and conditions of (b) below:


              (i) Employees (who may be officers, whether or not they are directors);

              (ii)   Directors of the Corporation or of a Subsidiary; and

              (iii)  Consultants engaged by the Corporation or a Subsidiary.

              For purposes of this Plan, an Optionee who is a director or a consultant shall be deemed to be an Employee, and service as a director or consultant shall be deemed to be employment, except that no Incentive Stock Option may be granted to a non-Employee director or non-Employee consultant.


       (b)    TEN-PERCENT SHAREHOLDERS

              Any shareholder who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Corporation and who is eligible to receive an Option under the Plan, its parent or any of its Subsidiaries shall not be eligible to receive an Option unless (i) the Exercise Price of the Shares subject to such Option is at least one hundred ten percent (110%) of the Fair Market Value of such Shares on the date of grant and
              (ii) in the case of an Incentive Stock option, such Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.


       (c)    STOCK OWNERSHIP

              For purposes of (b) above, in determining stock ownership, an Employee shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.


       (d)    OUTSTANDING STOCK

              For purposes of (b) above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Optionee. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

6.     STOCK

       The stock subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock.
       The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed one hundred ninety-two thousand, nine hundred, ninety four (192,994)(1). The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to an Option. Any Shares which are the subject of an Option granted pursuant to this Plan shall vest at the rate of at least twenty percent (20%) over a five year period from the date the Option is granted. Any Option granted pursuant to this Plan may become exercisable over a shorter period then five years, but must vest, in any event, at the rate of at least twenty percent (20%) per year. In the event that any Shares are reacquired upon exercise of the Corporation's right of repurchase under Section 12 hereof or the Corporation's right of first refusal under Section 13 hereof, such Shares may again be made subject to an Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified therein.

7.     TERMS AND CONDITIONS OF OPTIONS

       (a)    STOCK OPTION AGREEMENTS

              Options shall be evidenced by written stock option agreements in such form as the Committee shall from time to time determine. Such agreements shall comply with and be subject to the terms and conditions set forth below.

       (b)    NUMBER OF SHARES

              Each Option shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 10 hereof.

       (c)    EXERCISE PRICE

              Each Option shall state the Exercise Price. The Exercise Price in the case of any Incentive Stock Option shall not be less than the Fair Market Value on the date of grant and, in the case of an Incentive Stock Option or Non-statutory Stock Option granted to an Optionee described in Section 5(b) hereof, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant. The Exercise Price in the case of any Non-statutory Stock Option shall not be less than 85% of the Fair Market Value on the date of grant or 85% of the Fair Market Value on the day the Non-statutory Stock Option is exercised.

       (d)    MEDIUM AND TIME OF PAYMENT

              The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided, however, that if the applicable Option Agreement so provides the Purchase Price may be paid (i) by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equals the Purchase Price, or (ii) with a full recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Committee; provided, however, that such note shall have a term of not more than five (5) years and shall bear interest at a rate of not less than nine percent (9%) per annum. The Committee may require that the Optionee pledge his or her Shares to the Corporation for the purpose of securing the payment of such note, and the Corporation may retain possession of the stock certificate(s) representing such Shares in order to perfect its security interest.

              In the event the Corporation determines that it is required to withhold state or Federal income tax as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

       (e)    TERM AND NON-TRANSFERABILITY OF OPTIONS

              Each Option shall state the time or times when all or part thereof becomes exercisable. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted, and no Incentive Stock Option granted to an Optionee described in Section 5(b) hereof shall be exercisable after the expiration of five (5) years from the date it was granted. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, the Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution.

       (f)    TERMINATION OF EMPLOYMENT (EXCEPT BY DEATH, DISABILITY OR
              RETIREMENT)


------------------
(1) As constituted following the conversion of CR Technology stock options into Photon Dynamics stock options using an exchange ratio of 1.203343 shares for each share of CR Technology.

              If an Optionee ceases to be an Employee for any reason other than his or her death, Disability or Retirement, such Optionee shall have the right, subject to the restrictions of (e) above, to exercise the Option at any time within three (3) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised; provided, however, that if the Optionee was terminated for cause (as defined in the applicable option agreement) any Option not exercised in full prior to such termination shall be cancelled.

              For this purpose, the employment relationship shall be treated as continuing intact while the Optionee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee). The foregoing notwithstanding, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond the ninetieth (90th) day after the Optionee ceased active employment, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

       (g)    DEATH OF OPTIONEE

              If an Optionee dies while an employee, or after ceasing to be an Employee but during the period while he or she could have exercised the Option under this Section 7, and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of (e) above, at any time within twelve (12) months after the Optionee's death by the executors or administrators of his or her estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that, at the date of death, the Optionee's right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the applicable Option Agreement and had not previously been exercised.

       (h)    DISABILITY OF OPTIONEE

              If an Optionee ceases to be an Employee by reason of Disability, such Optionee shall have the right, subject to the restrictions of
              (e) above, to exercise the Option at any time within twelve (12) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised.

       (i)    RETIREMENT OF OPTIONEE

              If an Optionee ceases to be an Employee by reason of Retirement, such Optionee shall have the right, subject to the restrictions of
              (e) above, to exercise the Option at any time within three (3) months after termination of employment, but only to the extent that, at the date of termination of employment, the Optionee's right to exercise such Option had accrued pursuant to the terms of the applicable option agreement and had not previously been exercised.

       (j)    RIGHTS AS A STOCKHOLDER

              An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10 hereof.

       (k)    INFORMATION TO OPTIONEES

              So long as any Options are outstanding or any Employee holds Common Stock received upon the exercise of an Option, the Corporation shall provide all Optionees and all Employees who have exercised such Options, on an annual basis, financial and other information concerning the Corporation and shall provide all Employees who receive Options the opportunity to discuss the business prospects of the Corporation with an executive officer of the Corporation.

       (l)    MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

              Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

       (m)    SEQUENTIAL EXERCISE

              An Incentive Stock Option (the "New Option") shall not be exercisable with respect to all or any part of the Shares subject thereto while there is outstanding any other Incentive Stock Option, granted to the Optionee (under this Plan or otherwise) prior to the grant of the New Option, to purchase any stock in the Corporation, in a parent or Subsidiary of the Corporation, or in any predecessor corporation. For purposes of the preceding sentence, an Incentive Stock Option shall be treated as "outstanding" until such Option is exercised in full or expires by reason of the lapse of time.

       (n)    OTHER PROVISIONS

              The stock option agreements authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

8.     LIMITATION ON ANNUAL AWARDS

       (a)    GENERAL RULE

              The aggregate Fair Market Value (determined as of the date an option is granted) of the stock for which any Optionee may be granted Incentive Stock Options in any calendar year under this Plan and all other plans maintained by the Corporation, its parent or its Subsidiaries shall not exceed the sum of (i) $100,000 plus
              (ii) any unused limit carryover(s) to such year.

       (b)    CARRYOVERS

              For purposes of (a) above, an "unused limit carryover" shall arise only in a calendar year commencing after December 31, 1980, and shall be equal to one-half of the excess of (i) $100,000 over (ii) the aggregate Fair Market Value (determined as of the date an Option is granted) of the stock for which the Optionee is granted Incentive Stock Options in such year under this Plan or under any other plan maintained by the Corporation, its parent or any Subsidiary. The unused limit carryover arising in any calendar year may be carried over to any of the three (3) consecutive calendar years next following such year, but only to the extent not used in an earlier calendar year. The value of the Shares for which Options are granted in any calendar year shall be applied first against the basic $100,000 limit for such year and then against any unused limit carryovers which may be carried over to such year in the order of the calendar years in which such carryovers arose.

9.     TERM OF PLAN

       Options may be granted pursuant to the Plan until the expiration of the Plan on December 14, 1993.

10.    RECAPITALIZATIONS

       Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section 6 hereof, the number of Shares covered by each outstanding Option and the Exercise Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Corporation.

       Subject to any required action by stockholders, if the Corporation is the surviving corporation in any merger or consolidation, each outstanding Option shall pertain and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. If the Corporation is not the surviving corporation in any merger or consolidation, then any outstanding Options shall be fully vested and exercisable until five days prior to merger or consolidation (but shall terminate thereafter) unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for outstanding Options or new options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.
       A liquidation or dissolution of the Corporation shall cause each outstanding Option to terminate.

       To the extent that the foregoing adjustments relate to securities of the Corporation, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

       Except as expressly provided in this Section 10, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option.

       The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.    SECURITIES LAW REQUIREMENTS

       (a)    LEGALITY OF ISSUANCE

              No Shares shall be issued upon the exercise of any Option unless and until the Corporation has determined that:

              (i) it and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933, as amended (the "Act"), or to perfect an exemption from the registration requirements thereof;

              (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

              (iii) any other applicable provision of state or Federal law has been satisfied.

       (b)    RESTRICTIONS ON TRANSFER; REPRESENTATIONS OF OPTIONEE; LEGENDS

              Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Optionee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

                     "THE SALE OF THE SECURITIES REPRESENTED
                     HEREBY HAS NOT BEEN REGISTERED UNDER THE
                     SECURITIES ACT OF 1933 ('ACT'). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

              The Corporation shall also place legends on stock certificates representing its right of first refusal and its right of repurchase contained in Sections 13 and 12 hereof (where applicable). Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on all persons.

       (c)    REGISTRATION OR QUALIFICATION OF SECURITIES

              The Corporation may, but shall not be obligated to, register or qualify the sale of Shares under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the sale of Shares under the Plan to comply with any law.

       (d)    EXCHANGE OF CERTIFICATES

              If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

12.    THE CORPORATION'S RIGHT OF REPURCHASE

       At the Committee's discretion, shares issued under the Plan may be subject to a right, but not an obligation, of repurchase by the Corporation ("Right of Repurchase"), if the Optionee ceases to be an Employee within such amount of time, as shall be determined by the Committee, of the grant of the Option pursuant to which such Shares were issued. The Right of Repurchase of the Corporation or its assignees must be exercised within ninety (90) days after the cessation of employment. Shares issued by the Corporation shall not be transferable by the Optionee during the period during which the Right of Repurchase applies, and the Corporation may take such steps as it deems necessary to ensure compliance with this restriction. The Right of Repurchase shall take such form and contain such provisions including, without limitation, the price per Share at which the Corporation may exercise the Right of Repurchase (which shall not be less than the price paid by the Optionee), and the procedure pursuant to which the Right of Repurchase may be exercised, as may be determined by the Committee. The Right of Repurchase must be exercised by the Corporation as to all of the Shares, not a portion thereof, subject to the Right of Repurchase. The Right of Repurchase shall be exercisable by the Corporation at a price per Share equal to the greater of the original exercise price per Share or the present Fair Market Value per Share. The price to be paid by the Corporation shall be paid in cash or by check of the Corporation. The Right of Repurchase with respect to different Optionees may be subject to different terms, conditions and restrictions in the discretion of the Committee.

13.    THE CORPORATION'S RIGHT OF FIRST REFUSAL

       At the discretion of the Committee, in the event that an Optionee proposes to sell, pledge or otherwise transfer any Shares acquired under the Plan, or any interest in such Shares, to any person or entity, the Corporation may have a right of first refusal (the "Right of First Refusal") with respect to such Shares. The Right of First Refusal shall be exercised at a price equal to the price offered to the Optionee by a third party bona fide purchaser, or on the same terms as those offered by a third party bona fide transferee, if the proposed transfer does not involve a sale. The Right of First Refusal must be exercised in whole, and not in part, within thirty (30) days of the receipt of notice by the Corporation of the proposed sale, pledge or transfer. The Right of First Refusal shall take such form and contain such provisions as may be determined by the Committee. The Right of First Refusal with respect to different Optionees, or with respect to the same Optionee at different times, may be subject to different terms, conditions and restrictions in the discretion of the Committee.

14.    AMENDMENT OF THE PLAN

       The Board may from time to time, with respect to any Shares at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without the approval of the Corporation's stockholders, no such revision or amendment shall:

       (a)    Increase the number of Shares subject to the Plan;

       (b) Change the designation in Section 5 hereof with respect to the classes of persons eligible to receive Options; or

       (c)    Amend this Section 14 to defeat its purpose.

15.    APPLICATION OF FUNDS

       The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.


16.    APPROVAL OF STOCKHOLDERS

       The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the first annual meeting of stockholders of the Corporation following the adoption of the Plan, and in no event later than December 14, 1984. Prior to such approval, Options may be granted but shall not be exercisable. Any amendment described in Section 14 shall also be subject to approval by the Corporation's stockholders.

17.    EXECUTION

       To record the adoption of the Plan by the Board on December 14, 1983, the Corporation has caused its authorized officers to affix the corporate name and seal hereto.